Exhibit 10.1

SEVENTH AMENDMENT TO PROGRAM AGREEMENT

This SEVENTH AMENDMENT (“Seventh Amendment”) to the September 19th, 2007, Program Agreement as previously amended (the “Agreement”) by and between Republic Bank & Trust Company (“Republic”), a Kentucky banking corporation, and Jackson Hewitt Inc. (“JHI”), a Virginia corporation, is effective as of the 28th day of June, 2011.

RECITALS

WHEREAS, Republic and JHI entered into the Agreement on September 19, 2007.

WHEREAS, Republic and JHI amended the Agreement on December 2, 2008, November 23, 2009, December 29, 2009, June 30, 2010, September 30, 2010 and December 14, 2010.

WHEREAS, Republic and JHI desire to Amend certain terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Republic and JHI do hereby agree to amend the Agreement as follows:

AMENDMENTS

1.	Section 9.4(a) is modified to read as follows:

	9.4	Termination by Republic.

(a)
On or before July 29, 2011, or June 30th of each following year of the term, Republic may, at its option, terminate this Agreement early by giving written notice of termination to JHI, which will terminate the Agreement with respect to the remaining Tax Seasons.

2.
Republic and JHI enter into this Seventh Amendment only for the purposes stated herein.  Unless otherwise amended herein, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this Seventh Amendment has been executed and delivered by a duly authorized officer of each party as of the date set forth above.

REPUBLIC BANK & TRUST COMPANY		JACKSON HEWITT INC.

By:	/s/ Kevin Sipes	By:	/s/ Daniel P. OBrien

Name:	Kevin Sipes	Name:	Daniel P. OBrien

Title:	EVP & CFO	Title:	EVP & CFO

Date:	06/29/11	Date:	6/29/11

3